UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported): February 9, 2000



                 MICRONETICS WIRELESS, INC.
      (Exact name of registrant as specified in its charter)



Delaware                         0-17966       22-2063614
(State or other jurisdiction    (Commission   (IRS Employer
of incorporation)                File Number)  Identification No.)



26 Hampshire Drive, Hudson,  NH                      03051
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (603) 883-2900




(Former name or former address, if changed since last report.)










Item 4.   Changes in Registrant's Certifying Accountants


(a)(1)(i) On February 9, 2000 the Company dismissed Paul Roberts as its independent accountant because his firm decided not to renew its membership in the American Institute of Certified Public
Accountants SEC Practice Division ("AICPA").

(a)(1)(ii) The reports of Mr. Roberts on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(a)(1)(iii) The decision to change accountants was recommended by the Board of Directors of the Company because of Mr. Roberts decision not to renew his membership in the AICPA.

(a)(1)(iv) During the Company's two most recent fiscal years and the subsequent interim period there were no disagreements with Mr. Roberts on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Mr. Roberts would have caused Mr. Roberts to make reference to the matter in his report.

(a)(2) On February 9, 2000 the Company engaged Trochiano & Daskowski LLP ("T&D") as its independent auditors for its fiscal year ending March 31, 2000. During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging T&D, the registrant (or someone on its behalf) did not consult T&D regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

(a)(3) The Company has requested Mr. Roberts to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 11, 2000, is filed as Exhibit 1 to this Form 8-K.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              MICRONETICS WIRELESS, INC.



Dated: February 14, 2000       By:s\Richard S. Kalin
                                 Richard S. Kalin, President





                         EXHIBIT INDEX


Exhibit

99           Accountant's Letter